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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): July 10, 1996



                         CARRAMERICA REALTY CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


        Maryland                        1-11706                    52-1796339
        --------                        -------                    ----------
(State or Other Jurisdiction          (Commission                 (IRS Employer
   of Incorporation)                  File Number)                Identification
                                                                      Number)


1700 Pennsylvania Avenue, N.W., Washington, D.C.                       20006
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(Address of Principal Executive Offices)                            (Zip Code)


     The Registrant's telephone number, including area code: (202) 624-7500








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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.           Changes in Control of Registrant.
- ---------------------------------------------------
                  Not applicable.

Item 2.           Acquisition or Disposition of Assets.
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                  Not applicable.

Item 3.           Bankruptcy or Receivership.
- ---------------------------------------------
                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant.
- ----------------------------------------------------------------
                  Not applicable.

Item 5.           Other Events.
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                  CarrAmerica  Realty  Corporation  (the  "Company") has entered into contracts to acquire ten office properties, certain land and an option to acquire certain additional land in Austin, Texas for an aggregate purchase price of approximately $100 million. The consideration for these acquisitions will be paid through a combination of cash, repayment of seller indebtedness, issuance of units of limited partnership interest in CarrAmerica Realty, L.P. and the assumption of approximately $9.7 million in debt that bears interest at an annual rate of 7.375% and matures in 1999. The ten office properties (the "Littlefield Portfolio") contain approximately 894,000 square feet of space. Seven of the office properties containing approximately 481,000 square feet of space are located in suburban Austin's Northwest and Southwest sub-markets and three of the office properties containing approximately 413,000 square feet of space are located in Austin's central business district. As of June 30, 1996, the office properties were 78% leased to over 100 tenants, including such major tenants as Holt, Reinhart & Wilson, a publishing company (occupying 103,000 square feet or 12% of the total space), First USA, a credit card service (occupying 65,000 square feet or 7% of the total space), and Blue Cross/Blue Shield, an insurance company (occupying 32,000 square feet or 4% of the total space). In addition, the Company will acquire land which will support the development of up to approximately 730,000 square feet of office space and an
option  to  purchase  land  which  will  support  the   development   of  up  to
approximately 750,000 square feet of office space, all of which land is located in suburban Austin's Northwest sub-market. Closing of the transaction is currently scheduled for late July 1996. The Littlefield Portfolio acquisition is subject to completion of due diligence, approval by the Company's Board of Directors, the obtaining of certain seller-related consents and the satisfaction of certain other conditions, and there can be no assurance that this transaction will be consummated.


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                  Encompassing such large corporate users as Microsoft,  IBM and
Texas Instruments, Austin's office market contains approximately 20 million square feet, with a vacancy rate of 20.4%, 18.0%, 14.9%, 12.4%, and 11.2% as of December 31 in each of 1991 through 1995, respectively. The Company is concentrating its acquisitions of office properties and land in two of Austin's suburban sub-markets, the Northwest and Southwest sub-markets. The Northwest sub-market contains approximately 8 million square feet of office space. Vacancy rates in this sub-market were 19.8%, 14.6%, 10.5%, 6.7%, and 5.9% as of December 31 in each of 1991 through 1995, respectively. The Southwest sub-market contains approximately 3 million square feet of office space. Vacancy rates in this sub-market were 14.9%, 8.1%, 5.9%, 4.4% and 3.7% as of December 31 in each of December 1991 through 1995, respectively. Austin's central business district sub-market contains approximately 7 million square feet of office space. Vacancy rates in this sub-market were 24.1%, 25.2%, 23.1%, 22.1% and 19.8% as of December 31 in each of 1991 through 1995, respectively. (Market data has been obtained from CB Commercial/Torto Wheaton Research.)


Item 6.           Resignations of Registrant's Directors.
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                  Not applicable.

Item 7.           Financial Statements and Exhibits.
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                  (a) Financial Statements.
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                  None.

                  (b) Pro forma financial information.
                      --------------------------------
                  None.

                  (c) Exhibits.
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                  None.

Item 8.           Change in Fiscal Year
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                  Not applicable.


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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  July 10, 1996                           CARRAMERICA  REALTY CORPORATION



                                               By:      /s/ Brian K. Fields
                                                   -----------------------------
                                                        Brian K. Fields
                                                        Chief Financial Officer



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